                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                               WAREFORCE ONE, INC.

        Pursuant to the applicable provisions of the Nevada Business Corporations Act, Wareforce One, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:

        FIRST: The present name of the Corporation is Wareforce One, Inc.

        SECOND: The following amendments to its Articles of Incorporation were adopted by the board of directors and by majority consent of shareholders of the Corporation in the manner prescribed by applicable law.

        The Article entitled ARTICLE I - NAME, is amended to read as follows:

                                ARTICLE I - NAME

        The name of the corporation shall be: Wareforce.com, Inc.

        THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 10,150,000.

        FOURTH: The number of shares voted for such amendments was 6,346,883 (62.5%) and no shares were voted against such amendment.

        DATED this 12th day of January 1999.

                                             WAREFORCE ONE, INC.

                                             By: /s/Orie Rechtman
                                                 -------------------------------
                                                   Orie Rechtman, President

                                             By: /s/Dan Ricketts
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                                                 -------------------------------
                                                   Dan Ricketts, Secretary


                            CERTIFICATE OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                              JOLLEY VENDING, INC.

        Pursuant to the applicable provisions of the Nevada Business Corporations Act, Jolley Vending, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:

        FIRST: The present name of the Corporation is Jolley Vending, Inc.

        SECOND:The following amendments to its Articles of Incorporation were adopted by the board of directors and by majority consent of shareholders of the Corporation in the manner prescribed by applicable law.

        The Article entitled ARTICLE I - NAME, is amended to read as follows:

                                ARTICLE I - NAME

        The name of the corporation shall be: Wareforce One, Inc.

        THIRD: The Corporation has effectuated, effective with the commencement of business on Tuesday, July 14, 1998, a 1.85 for 1 forward stock split as to its shares of common stock outstanding as of the opening of business on July 13, 1998, which increases the outstanding shares as of that date from 600,000 shares to 1,110,000 shares. The forward split shall not change the number of shares of Common Stock: authorized for issuance by the Corporation.

        FOURTH:The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 600,000.

        FIFTH: The number of shares voted for such amendments was 480,160 (80%) and no shares were voted against such amendment.

        DATED this 10th of July, 1998.

                                           JOLLEY VENDING, INC.

                                           By: /s/Ken Edwards
                                               ---------------------------------
                                               Ken Edwards, President/Secretary

                            Articles Of Incorporation

                                       Of

                              JOLLEY VENDING, INC.

         WE, THE UNDERSIGNED natural persons of the age of eighteen (18) years or more, acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation.

                                    Article I

                                      NAME

        The Name of the corporation is Jolley Vending, Inc.

                                   Article II

                                    DURATION

        The duration of the corporation is perpetual.

                                   Article Ill

                                    PURPOSES

        The purpose or purposes for which this corporation is engaged are:

        (a) To be an operating vending machine company (candy, pastry, gum, etc.). Also, to acquire, develop, explore, and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.

        (b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

        (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

        (d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article Ill shall be regarded as independent purposes and powers.

                                   Articles IV

                                      STOCK

        (a) Common Stock. The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is 50,000,000 shares at a par value of $.001 per share. All stock when issued shall be fully paid and non-assessable, shall be of the same class and have the same rights and preferences.

        No holder of shares of Common Stock of the Corporation shall be entitled, as such, to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or thereafter be authorized to issue.

        Each share of Common Stock shall be entitled to one vote at a stockholders meetings, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholders meeting, whether they be annual or special, shall not be permitted.

        (b) Preferred Stock. The aggregate number of share of Preferred Stock which the Corporation shall have authority to issue is 5,000,000 shares, par value $.001, which may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation.

                                    Article V

                                    AMENDMENT

        These Articles of Incorporation may be amended by the affirmative Vote of "a majority" of the shares entitled to vote on each such amendment.

                                   Article VI

                               SHAREHOLDERS RIGHTS

        The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                                   Article VII

                            INITIAL OFFICE AND AGENT

         The registered office of the Corporation in the State of Nevada is 3230
E. Flamingo Road, Suite 156, Las Vegas, NV 89121. The registered agent in charge thereof at such address is Gateway Enterprises, Inc.

                                  Article VIII

                                    DIRECTORS

         The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business corporation act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

         The directors are specifically given the authority to mortgage or pledge any or all assets of the business with stockholders' approval.

         The number of directors constituting the initial Board of Directors of this corporation is two (2). The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

        NAME                                 ADDRESS
        ----                                 -------
RONALD L. JOLLEY                             368 SOUTH 600 WEST
                                             OREM, UTAH 84058

NANCY JOLLEY                                 368 SOUTH 600 WEST
                                             OREM, UTAH 84058

                                   Articles IX

                                  INCORPORATORS

        The name and address of each incorporator is:

         NAME                                ADDRESS
         ----                                -------
RONALD L. JOLLEY                             368 SOUTH 600 WEST
                                             OREM, UTAH 84058

                                    Article X

              COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

        No contract or other transaction between, this corporation and any on or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

        Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee there of which authorizes, approves or ratifies such contract or transaction.

                                   Article XI

                       LIABILITY OF DIRECTORS AND OFFICERS

        No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law,
(i) for
acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) for the payment of dividends in violation of NRS 78.300.

         The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

        Under penalties of perjury, I declare that these Articles of Incorporation have been examined by me and are, to the best of my knowledge and belief, true, correct and complete.

         Dated this 26th day of June, 1995

                                             /s/Ronald L. Jolley
                                             -----------------------------------
                                             Ronald L. Jolley